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                                                                     EXHIBIT 2.3

                        COMMON STOCK PURCHASE AGREEMENT

     This Agreement is made this 26th day of May, 1999, between Asyst Technologies, Inc. (the "Company"), a California corporation, and the purchasers, severally and not jointly, whose names are set forth on the signature page hereof (each a "Purchaser" and collectively the "Purchasers").

     In Consideration of the mutual covenants contained in this Agreement, the Company and each of the Purchasers, severally and not jointly, agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement:

     "Closing" means the execution and delivery of the Share Certificates (as that term is defined below) and the receipt of the Purchasers' wire transfer on the Closing Date.

     "Closing Date" means May 26, 1999.

     "Common Stock" means the Common Stock of the Company, no par value.

     "Share Certificate" means the duly executed certificate representing the number of shares of Common Stock being purchased by each Purchaser hereunder or, at the Purchasers' election, electronic equivalents customary for institutional and investment company purchasers.

     "Shares" means the aggregate number of shares of Common Stock being purchased hereunder.

     Section 2.  Authorization and Execution of Agreement.

       2.1 Agreement to Purchase the Common Stock. On the Closing Date, subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, severally and not jointly, and, in reliance upon the representations and warranties of the Company contained in this Agreement, each Purchaser, severally and not jointly, will purchase from the Company the number of shares of Common Stock for the aggregate purchase price set forth opposite each Purchaser's name on Schedule 1 hereto.

       2.2  Closing.  The Closing shall be held on the Closing Date.

       2.3 Payment and Delivery. The Closing shall take place at the office of Cooley Godward llp in Palo Alto, California. At the Closing, the following shall occur:

            (a) Each Purchaser shall remit by wire transfer the purchase price for the Shares to be purchased by such Purchaser, to the Company pursuant to wire transfer instructions to be delivered by the Company to the Purchaser at least one day prior to the Closing.

            (b)  The Company shall deliver the Share Certificates.

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            2.4  Termination of Agreement. If the Closing has not occurred within 10 days from the date hereof, then this Agreement shall terminate. In the event of termination, no party shall have any further responsibility or liability to any other party.

    Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, each Purchaser that the following are and will be true and correct as of the date hereof and as of the Closing Date.

            3.1 Organization; Qualification. The Company and each of its subsidiaries is a corporation duly organized and validly existing under the laws of the State of California (in the case of the Company) or other state of incorporation and is in good standing under such laws. The Company and each of its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

            3.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value, of which 11,536,075 shares were issued and outstanding on April 30, 1999, and 4,000,000 shares of Preferred Stock, none of which are issued and outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            3.3 Authorization. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement. Upon issuance and delivery of the Share Certificates, the Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The execution and delivery of this Agreement, and the issuance of the Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

            3.4 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of material benefit, under, any provision of the Articles of Incorporation or Bylaws of the Company or any material mortgage, indenture, lease or other material agreement or instrument, permit, concession,

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franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company and its subsidiaries or their properties or assets.

            3.5 Accuracy of Reports and Information. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports required to be filed by the Company with the Securities and Exchange Commission ("SEC") during the period from March 31, 1998 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the "Form 10-K"), have been duly and timely filed, were in compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished and as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Copies of the Form 10-K and the Form 10-Qs required to be filed by the Company with the SEC during the period from March 31, 1998 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act (the "SEC Reports") have been furnished to the Purchasers. The Company is an issuer eligible to use Form S-3 under the Securities Act of 1933 (the "Securities Act") for the registration of the resale of the Registrable Shares (as that term is defined below in Section 7.1 (c)).

            3.6 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the consummation of any other transaction contemplated hereby, except for any post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor and except for the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock.

            3.7 Securities Act Exemption. Assuming and relying in part on the truth and accuracy of Purchasers' representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Shares is exempt from registration under the Securities Act and state securities laws.

     Section 4. Representations, Warranties and Covenants of the Purchasers. Each of the Purchasers represents and warrants to, and covenants with, the Company that the following are and will be, true and correct as of the date hereof and as of the Closing Date.

            4.1 Authority. Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

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            4.2  Investment Experience; Investment Intent, etc. (i) The
Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares; (ii) the Purchaser is acquiring the number of Shares to be purchased by it in the ordinary course of its business and for its own account solely for investment and with no present intention of distributing any of such Shares, and no arrangement or understanding exists with any other person regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder; and (iv) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

            4.3 Purchaser Understanding and Agreements. The Purchaser acknowledges and agrees that it will acquire the Shares being purchased by it in transactions not involving a public offering and that such Shares are subject to certain restrictions as to resale under the federal and state securities laws. The Purchaser agrees and understands that until satisfaction of the conditions set forth in Section 2(c), stop transfer instructions will be given to the transfer agent for the Shares and each Share Certificate, and each certificate delivered on transfer of or in substitution for any such certificate, shall bear a legend in substantially the following form:

     The shares represented by this certificate are subject to restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities law. The shares may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act of 1933 and any applicable state securities laws.

     The Purchaser agrees that it will not sell, pledge, assign, transfer or otherwise dispose (collectively, "Transfer") of any of the Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or an effective registration or other qualification under any applicable state securities laws. The Purchaser understands that exemptions from such registration requirements are limited. The Company is under no obligation to register the Shares except as provided in
Section 7.

            4.4 Transfer of Shares after Registration. The Purchaser hereby covenants with the Company not to make any sale of the Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (as defined below) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company

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gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such period shall in no event exceed 30 business days in any 12 month period.

            4.5 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Common Stock constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Stock.

     Section 5. Conditions to Obligations of Purchaser at Closing Date. The obligation of each Purchaser to purchase the Common Stock is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of all Purchasers:

            5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 shall be true and correct when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

            5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing Date, shall have been performed or complied with in all material respects.

            5.3 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

            5.4 No Law Prohibiting or Restricting Such Sale of Shares. There shall not be in effect any law, rule or regulation prohibiting or restricting sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares.

            5.5 Legal Opinion. Each Purchaser shall have received a legal opinion of Cooley Godward LLP, dated the Closing Date, to the effects set forth in Exhibit A.

     Section 6. Conditions to Obligations of Company at the Closing Date. The Company's obligation to execute and deliver the Share Certificates at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of the Company:

            6.1 Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

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     Section 7.  Registration of the Shares; Compliance with the Securities Act.

            7.1 Definitions. For the purpose of this Section 7 the following terms shall have the following respective meanings:

                 (a) the term "Registrable Shares" shall mean the shares of Common Stock issued pursuant to this Agreement;

                 (b) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such Registration Statement; and

                 (c) the term "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            7.2 Registration Procedures and Expenses. The Company shall within 90 days following the Closing Date:

                 (a) prepare and file with the SEC an S-3 registration statement under the Securities Act (providing for shelf registration of the Common Stock under SEC Rule 415) on a form which is appropriate to register all of the Registrable Shares;

                 (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause such Registration Statement to become effective as promptly after filing as practicable and thereafter to use its best efforts to keep such Registration Statement continuously effective for the resale of the Registrable Shares until all such Registrable Shares are sold;

                 (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.6 below;

                 (d) furnish to each Purchaser (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

                 (e) prepare and file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in which states of the United States as may be reasonably requested by each Purchaser provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

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                 (f)  advise each Purchaser promptly:

                      (i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto:

                      (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                      (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, and amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

                 (g) upon the occurrence of any event described in Section 7.2(f)(ii) above, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such Registration Statement or the lifting of such suspension;

                 (h) use its best efforts to cause all Registrable Shares to be listed on each securities exchange or automated interdealer quotation system, if any, on which equity securities by the Company are then listed or quoted;

                 (i) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, other than any (i) fees and expenses, if any, of counsel or other advisors to the Purchasers and (ii) expenses relating to the sale of the Registrable Shares by the Purchasers, including broker's commission, discounts or fees and transfer taxes; and

                 (j) on or before the effective date of such Registration Statement provide the transfer agent of the Company with printed share certificates for the Registrable Shares.

       7.3  Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages or liabilities to which such Purchaser (and each of officers, directors, partners or persons, if any, who controls such purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as

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incurred, reimburse such Purchaser (and each of its officers, directors, panniers or persons, if any, who controls such Purchaser within the meaning of
Section 5 of the Securities Act) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in the Registration Statement.

            (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement with respect to such Purchaser on the effective date thereof, if, and to the extent, such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in the Registration Statement, and such Purchaser will, as incurred, reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Purchaser under this
Section 7.3 exceed the net proceeds received by such Purchaser from the sale of the Registrable Shares by such Registration Statement.

            (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

            (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then

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the indemnified party shall defend itself at its own cost and expense until there is an adjudication at which point the indemnifying party shall then reimburse the indemnified party for its costs and expenses.

            (e) If the indemnification provided for in this Section 7.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged Untrue Statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the net proceeds received by such Purchaser from the sale of the Registrable Shares covered by the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.4 Prospectus Delivery. Each Purchaser hereby covenants with the Company to comply with the prospectus delivery requirements in connection with the resale of the Registrable Shares.

     7.5 Assignability of Registration Rights. The registration rights set forth in this Section 7 are not assignable other than to an affiliate of a Purchaser.

     7.6 Termination of Obligations. The obligations of the Company pursuant to Sections 7.2 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been re-sold, or (ii) such time as all of the Registrable Shares may be re-sold pursuant to Rule 144(k) of the Securities Act.

     7.7  Reporting Requirements.

          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or a registration on SEC Form S-3, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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               (iii)  so long as any of the Purchasers own Registrable
Securities, to furnish to the Purchasers forthwith upon request (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Exchange Act, or whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing the Selling Shareholders of any rule or regulation of the SEC that would permit the selling of the Registrable Shares without registration.

     Section 8. Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses in connection with this Agreement and the transactions contemplated hereby, except as provided in Section 7 with respect to the Registrable Shares.

     Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be telecopied or mailed by first class registered or certified airmail (return receipt requested), postage prepaid, and shall be deemed given when so telecopied or, if mailed, when received:

                 (a)  if to the Company, to

                      Asyst Technologies, Inc.
                      48761 Kato Road
                      Fremont, CA 94538
                      Attn:  Douglas McCutcheon
                      Telecopier No.:  (510) 661-5151

     or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                 (b) if to the Purchasers, to the addresses set forth on the signature page hereto or at such other address or addresses as may have been furnished to the Company in writing; or

                 (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

     Section 10. Miscellaneous.

            10.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

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            10.2  Amendments.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by each Purchaser.

            10.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            10.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

            10.7 Publicity. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

            10.8 Survival. The representations and warranties in this Agreement shall survive the Closing.

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     In Witness Whereof, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                                    Asyst Technologies, Inc.

                                    By:    /s/ Douglas J. McCutcheon
                                           -------------------------
                                    Title:
                                           -------------------------
                                              Douglas J. McCutcheon
                                              Senior Vice President
                                              Chief Financial Officer

                                    Purchasers:

                                    /s/MAS Funds Small Cap Value Portfolio

                                    /s/Van Kampen American Value Funds

                                    /s/Couts Fund Managers Limited

                                    /s/Seligman Communications and
                                     Information Fund, Inc.

                                    /s/Hermes Advisors, Inc.

                                    /s/Mentor Investment Advisors, LLC

                                    /s/Lighthouse Partners USA, LP

                                    /s/Pharos Fund Limited

                                    /s/Watson Investment Partners L.P.

                                    /s/Lindemann Capital

                                    /s/The Lincoln Fund, L.P.

                                   Schedule 1


------------------------------------------------------------------------------------------------------
                                    Number of Shares          Per Share                  Aggregate
      Name of Purchaser             to Be Purchased         Purchase Price             Purchase Price
------------------------------------------------------------------------------------------------------
MAS Funds Small Cap Value              142,200                  $18.00                $2,5559,600
Portfolio
------------------------------------------------------------------------------------------------------
Van Kampen American Value              106,000                  $18.00                $ 1,908,000
Funds
------------------------------------------------------------------------------------------------------
Couts Fund Managers Limited              1,800                  $18.00                $    32,400
------------------------------------------------------------------------------------------------------
Seligman Communications and            100,000                  $18.00                $ 1,800,000
Information Fund, Inc.
------------------------------------------------------------------------------------------------------
Hermes Advisors, Inc.                   90,000                  $18.00                $ 1,620,000
------------------------------------------------------------------------------------------------------
Mentor Investment Advisors,             70,000                  $18.00                $ 1,260,000
LLC
------------------------------------------------------------------------------------------------------
Lighthouse Partners USA, LP             10,000                  $18.00                $   180,000
------------------------------------------------------------------------------------------------------
Pharos Fund Limited                     30,000                  $18.00                $   540,000
------------------------------------------------------------------------------------------------------
Watson Investment Partners              25,000                  $18.00                $   450,000
L.P.
------------------------------------------------------------------------------------------------------
Lindemann Capital                       25,000                  $18.00                $   450,000
------------------------------------------------------------------------------------------------------
The Lincoln Fund, L.P.                  25,000                  $18.00                $   450,000
------------------------------------------------------------------------------------------------------
              TOTAL                    625,000                  $18.00                $11,250,000
------------------------------------------------------------------------------------------------------

                                   EXHIBIT A

     Legal Opinion of Cooley Godward LLP

          (i) The Company has been duly incorporated and is in good standing under the laws of the State of California.

          (ii) The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution under Section 7.3 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

          (iii) The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than rights created in connection with the transactions contemplated by the Agreement, shares reserved for issuance under the Company's 1993 Stock Option Plan, 1993 Non-Employee Directors' Stock Option Plan, 1993 Employee Stock Purchase Plan and additional shares of common stock under reserve for issuance to key employees, directors and consultants of the Company.

          (iv) All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States and California required for the consummation by the Company of the issuance of the Shares have been obtained, except for filing of a Form D notice.

                                       1